Exhibit 5(i)
                                                                Page 1 of 2


                        MURTHA, CULLINA, RICHTER AND PINNEY
                                    CityPlace I
                                 185 Asylum Street
                         Hartford, Connecticut 06103-3469

                              Telephone (203)240-6000
                             Facsimile (203) 240-6150


Willard F. Pinney, Jr.
   (203) 240-6016


                                       July 19, 1994



          Securities and Exchange Commission
          450 Fifth Street, N.W.
          Judiciary Plaza
          Washington, D.C.  20549

               Re:  Connecticut Natural Gas Corporation
                    Registration Statement on Form S-8
                    -----------------------------------

          Ladies and Gentlemen:

               We have acted as counsel for Connecticut Natural Gas Corporation (the "Corporation") in connection with the proposed sale and issuance by the Corporation of up to an aggregate of 300,000 shares of its common stock, par value $3.125 per share, pursuant to the Connecticut Natural Gas Corporation Union Employee Savings Plan (the "Plan"), as described in the Corporation's Registration Statement on Form S-8 being filed this date under the Securities Act of 1933, as amended.

               We are familiar with the action taken by the Corporation to date with respect to the adoption of the Plan and the reservation of an aggregate of 300,000 shares of its common stock (the "Shares") for issuance under the Plan, and the documents incorporated by reference in the Registration Statement, and have made such examination as we deemed necessary as a basis for the opinions hereinafter expressed. We are furnishing this opinion in connection with the filing of the Registration Statement.
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                                                               Exhibit 5(i)
                                                                Page 2 of 2


          Securities and Exchange Commission
          July 19, 1994
          Page 2

               Subject to the following assumption and based upon the foregoing, we are of the opinion that, upon the effectiveness of the Registration Statement, the Shares proposed to be offered and sold by the Corporation under the Registration Statement pursuant to the Plan will, when issued in accordance with the terms of the Plan, be legally issued, fully paid and nonassessable.

               For purposes of the foregoing opinion we have assumed that the Shares required to fund the Plan will be acquired by the Corporation in market transactions or, in the alternative, we have assumed that any shares newly issued in accordance with the Plan will first be approved by the Connecticut Department of Utility Control in accordance with applicable Connecticut law.

               We hereby consent to the inclusion of this opinion as an
          exhibit in the Registration Statement.

                                    Very truly yours,

                                    MURTHA, CULLINA, RICHTER AND PINNEY


                                    S/ Willard F. Pinney, Jr.
                                    -----------------------------------
                                    Willard F. Pinney, Jr.
                                    A Partner of the Firm




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